Exhibit 10.28

TIVITY HEALTH, INC.

SECOND AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into on GRANT DATE (the “Grant Date”), by and between TIVITY HEALTH, INC., a Delaware corporation (the “Company”), and PARTICIPANT NAME (the “Grantee”), under the Company’s Second Amended and Restated 2014 Stock Incentive Plan (the “Plan”). Terms not otherwise defined herein shall have the meanings given to them in the Grantee’s employment agreement or offer letter with the Company (as may be amended from time to time, the “Employment Agreement”), if applicable, or in the absence of an Employment Agreement or if not defined in an Employment Agreement, then the meanings given to them in the Plan.

WHEREAS, the Company desires to afford the Grantee an opportunity to purchase shares of Common Stock, $.001 par value per share (“Common Stock”), of the Company, in accordance with the provisions of the Plan.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Grant of Option.  Company hereby grants to the Grantee the option (this “Option”), exercisable in whole or in part, to purchase NUMBER OF SHARES shares of the Company’s Common Stock, for an exercise price of EXERCISE PRICE per share.

2.Non-Qualified Stock Option.  This Option is granted as a non-qualified stock option under the Plan, and is not intended to qualify as an incentive stock option, as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended.  This means that, at the time the Grantee exercises all or any portion of this Option, the Grantee will have taxable income equal to any positive difference between the market value of the Common Stock at the date of the exercise and the option exercise price paid for the Common Stock under this Option as shown in Section 1 of this Agreement.

3.Timing of Exercise.  The Grantee may exercise this Option with respect to the percentage of shares set forth below from and after the dates specified below:

Percentage Vested	Date of Vesting
100%	Three Years from Grant Date

This Option will expire seven (7) years from the Grant Date.

4.Manner of Exercise.  This Option may be exercised by the Grantee (or other person entitled to exercise this Option under Section 5 of this Agreement) by providing notice to the stock plan administrator of the Grantee’s or such other person’s intent to exercise this Option, and providing to the stock plan administrator all required information necessary to complete the exercise transaction. Such notice shall not be effective unless accompanied by the full purchase price for all shares so purchased within the timeframe required by the plan administrator.  The purchase price shall be payable in cash, personal check (subject to collection), bank draft or such other method as the Committee may determine from time to time.  In the Committee’s discretion, the purchase price may also be paid by (i) the tender of, by either actual delivery or attestation, Common Stock acceptable to the Committee and valued at its Fair Market Value on the date of exercise or through a combination of Common Stock and cash, or (ii) any other method permitted by Section 5.5(a) of the Plan.  The purchase price shall be calculated as the number of shares to be purchased times the option exercise price per share as shown in Section 1 of this Agreement.  The Company shall have the right to require the Grantee to remit to the Company an amount necessary to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate for such shares, which may be paid by any method allowed by the Committee in its sole discretion as set forth in Section 13.3 of the Plan.

5.Nontransferability of Option.  This Option shall not be transferable by the Grantee (or his or her personal representative or estate) other than by will or by the laws of descent and distribution, and will be exercisable during the Grantee’s lifetime only by the Grantee.  The terms of this Agreement shall be binding on the executors, administrators, heirs and successors of the Grantee.

6.Termination of Employment.

(a)

Termination by the Company for Cause.  If the Grantee’s employment with the Company is involuntarily terminated for Cause, then all shares subject to this Option, whether vested or unvested, will be forfeited and the Grantee shall have no further rights with respect to such shares or this Option.

(b)

Termination by Reason of Retirement.  If the Grantee’s employment by the Company terminates by reason of Retirement (as defined in the Plan), this Option, to the extent not previously exercisable shall continue vesting and become first exercisable upon the schedule set forth in Section 3 (or otherwise) as if the Grantee had continued employment through each such Vesting Date (or such other vesting event pursuant to Section 6 or Section 10) and, upon becoming exercisable, this Option may be exercised until the expiration of the originally stated term of this Option.

(c)

Termination by the Company without Cause or by the Grantee for Good Reason.  If Grantee’s employment with the Company (i) is involuntarily terminated by the Company for any reason other than termination for Cause, or (ii) is terminated by the Grantee for Good Reason (provided that this subsection (ii) shall apply only if Grantee is a party to an Employment Agreement that provides rights to Grantee upon a termination for Good Reason), then, subject to Grantee’s execution of the release of claims in the form attached to the Employment Agreement, if applicable, or, in the absence of an Employment Agreement, in the form acceptable to the Company, the number of shares subject to this Option that will become exercisable on the date of termination shall be NUMBER OF SHARES multiplied by a fraction, (A) the numerator of which is the number of days of continuous service provided by the Grantee to the Company between the Grant Date and the date of termination, and (B) the denominator of which is 1,097 days. Any portion of the Option that becomes exercisable pursuant to this Section 6(c) may be exercised by the Grantee for a period of three months from the date of such termination of employment, or until the expiration of this Option’s original term, whichever period is the shorter, immediately following which period any unexercised portion of the Option shall expire.  For purposes of this Agreement, the terms “Cause” and “Good Reason” shall have the meanings set forth in the Employment Agreement, if applicable, or, with respect to “Cause” only, in the absence of an Employment Agreement in the Plan.

(d)

Termination by Reason of Death or Disability.  If the Grantee’s employment by the Company terminates by reason of death or Disability (as defined in the Plan), the shares subject to this Option not previously exercisable shall immediately become exercisable and this Option may thereafter be exercised by the Grantee or, in the case of the Grantee’s death, by the legal representative of the estate or by the legatee of the Grantee under the will of the Grantee, until the expiration of the originally stated term of this Option.

(e)Other Termination.  If the Grantee’s employment by the Company is terminated for any reason other than as described in Sections 6(a) through 6(d) above, this Option shall thereupon terminate, except that this Option may be exercised by the Grantee, to the extent otherwise then exercisable, for a period of three months from the date of such termination of employment or until the expiration of this Option’s term, whichever period is the shorter.

7.Restrictive Agreement.  As a condition to the receipt of any shares subject to this Option, the Grantee (or his or her legal representative or estate or any third party transferee), if the Company so requests, will execute an agreement in form satisfactory to the Company in which the Grantee or such other recipient of the shares represents that he or she is purchasing the shares for investment purposes, and not with a view to resale or distribution.

8.

Option Subject to Recoupment Policy. If Grantee is an executive officer of the Company, the award of this Option is subject to the Tivity Health, Inc. Compensation Recoupment Policy (the “Policy”), and such Option, or any amount traceable to the award of such Option, shall be subject to the recoupment obligations described in the Policy.

9.

Adjustment.  In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Common Stock, the number of shares of Common Stock of the Company subject to this Option and the price per share of such shares shall be equitably and proportionately adjusted by the Committee in accordance with the Plan.

10.

Change in Control.  If the Grantee’s employment with the Company (or its successor company) (a) is involuntarily terminated within 12 months following a Change in Control for any reason other than termination for Cause, or (b) is terminated by the Grantee for Good Reason within 12 months following a Change in Control and Grantee is a party to an Employment Agreement that provides rights to Grantee upon a termination for Good Reason, or (c) has terminated by reason of Retirement as of the date of the Change in Control, this Option shall immediately vest, become fully exercisable and may thereafter be exercised for 12 months (or the expiration of this Option’s originally stated term, whichever period is the shorter); provided, however, that if in connection with a Change in Control, the acquiring corporation (or other successor to the Company in the Change in Control) does not assume this Option or substitute an equivalent award, then the Company may take such actions as provided under Section 10 of the Plan.
11.

No Rights Until Exercise.  The Grantee shall have no rights hereunder as a stockholder with respect to any shares subject to this Option until the date on which a stock certificate or book-entry shares are issued to him or her for such shares upon the exercise of this Option in accordance with this Agreement.

12.

Plan.  This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan that do not conflict with this Agreement are also provisions of this Agreement.  If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of this Agreement will govern.  By signing this Agreement, the Grantee confirms that he or she has received a copy of the Plan.

13.Confidentiality, Non-Solicitation and Non-Compete.   It is in the interest of all colleagues to protect and preserve the assets of the Company. In this regard, in consideration for granting this Option and as conditions of Grantee’s ability to exercise this Option, Grantee acknowledges and agrees that:

(a)

This Section 13(a) shall apply if Grantee has an Employment Agreement or a Nondisclosure and Noncompete Agreement with the Company that contains confidentiality, non-solicitation or non-compete covenants.  In the event Grantee breaches any such confidentiality, non-solicitation or non-compete covenants, this Option shall immediately thereupon expire and be forfeited, and the Company shall be entitled to seek other appropriate remedies it may have available in connection with such breach.

(b)

This Section 13(b) shall apply if Grantee does not have an Employment Agreement or a Nondisclosure and Noncompete Agreement with the Company that contains confidentiality, non-solicitation or non-compete covenants.  It is in the interest of all colleagues to protect and preserve the assets of the Company. In this regard, in consideration for granting the Option and as conditions of Grantee’s ability to receive the Option or cash, as applicable, Grantee acknowledges and agrees that:

(i)

Confidentiality. In the course of Grantee's employment, Grantee will have access to trade secrets and other confidential information of the Company and its clients.  Accordingly, Grantee agrees that, without the prior written consent of the Company, Grantee will not, other than in the normal conduct of the Company's business affairs, divulge, furnish, publish or use for personal benefit or for the direct or indirect benefit of any other person or business entity, whether or not for monetary gain, any trade secrets or confidential or proprietary information of the Company or its clients, including, without limitation, any information relating to any business methods, marketing and business plans, financial data, systems, customers, suppliers, policies, procedures, techniques or research developed for the benefit of the Company or its clients.  Proprietary information includes, but is not limited to, information developed by the Grantee for the Company while employed by the Company.  The obligations of the Grantee under this paragraph will continue after the Grantee has left the employment of the Company.  Grantee agrees that upon leaving the employment of the Company, Grantee will return to the Company all property and confidential information in the Grantee's possession and agrees not to copy or otherwise record in any way such information.

(ii)

Non-Solicitation.  While employed by the Company and for a period of two years thereafter, Grantee shall not, upon Grantee's own behalf or on behalf of any other person or entity, directly or indirectly,

- hire or solicit to leave the employ of the Company any person employed by or under contract as an independent contractor to the Company; or

- contact, solicit, entice away, or divert any healthcare and/or well-being support services, coaching or management business from any person or entity who is a client or with whom the Company was engaged in discussions as a potential client within one year prior to the date of termination of Grantee.

(iii)

Non-Compete.  While employed by the Company and continuing during the period while any amounts are being paid to Grantee by the Company and for a period of 12 months thereafter, Grantee will not own or be employed by or assist anyone else in the conduct of any business (i) which is in competition with any business conducted by the Company or (ii) which Grantee knows the Company was actively evaluating for possible entry, in either case in the United States or in any other jurisdiction in which the Company is engaged in business or has been engaged in business during Grantee’s employment by the Company, or in such jurisdictions where Grantee knows the Company is actively pursuing business opportunities at the time of Grantee’s termination of employment with the Company; provided that ownership of five percent (5%) or less of the voting stock or other ownership interests of any business entity that is listed on a national securities exchange shall not constitute a violation hereof.

In the event Grantee breaches any provisions of this Section 13, this Option shall immediately expire, and the Company shall be entitled to seek other appropriate remedies it may have available in connection with such breach.

14.

Amendment.  Subject to the restrictions contained in the Plan, the Committee may amend the terms of this Agreement, prospectively or retroactively, but, subject to Section 9 above, no such amendment shall impair the rights of the Grantee hereunder without the Grantee’s consent.

15.

Employment.  By establishing the Plan, granting awards under the Plan, and entering into this Agreement, the Company does not give the Grantee any right to continue to be employed by the Company or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan.

16.

Notices.  All notices required to be given under this Agreement shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:Tivity Health, Inc.

701 Cool Springs Boulevard

Franklin, Tennessee 37067

To the Grantee: PARTICIPANT NAME

(Grantee name and address) Address on File

at the Company

17.Validity; Severability.  If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.  If any court determines that any provision of this Agreement is unenforceable but has the power to reduce the scope or duration of such provision, as the case may be, such provision, in its reduced form, shall then be enforceable.

18.Governing Law.  This Agreement shall be governed and construed exclusively in accordance with the law of the State of Delaware applicable to agreements to be performed in the State of Delaware to the extent it may apply.

19.Captions.  The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience.  They do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

20. Counterparts.  This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

21.Interpretation; Resolution of Disputes. It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Grantee.  Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Board.  Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

22.Successors in Interest.  This Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Agreement shall inure to the benefit of the Grantee’s legal representative and permitted assignees.  All obligations imposed upon the

Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators, successors and assignees.

23.Entire Agreement.  This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning this Option, and supersede any prior or contemporaneous negotiations and understandings.  The Company and the Grantee have made no promises, agreements, conditions, or understandings relating to this Option, either orally or in writing, that are not included in this Agreement or the Plan.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

TIVITY HEALTH, INC.:

Name:Adam Holland

Title:    Chief Financial Officer

Grantee: PARTICIPANT NAME

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